UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Completion of Acquisition or Disposition of Assets

On March 21, 2016, Heritage Insurance Holdings, Inc. (“Heritage” or the “Company”) completed the acquisition of Zephyr Acquisition Company, a Delaware corporation (“Zephyr”), pursuant to the previously announced Stock Purchase Agreement (the “Purchase Agreement”) with Zephyr, each of RM Ocean Harbor Holding, Inc. and MP Holdings LLC (collectively, the “Sellers”) and certain affiliates of the Sellers. Pursuant to the terms of the Purchase Agreement, Heritage acquired all of the outstanding shares of capital stock of Zephyr for a purchase price of approximately $133.6 million in cash. The purchase price was approximately $14 million higher than originally projected because Zephyr had higher earnings in the second half of 2015 and the first quarter of 2016, resulting in a corresponding increase in shareholder’s equity. The increased purchase price did not impact the goodwill associated with the acquisition. As a result of earnings exceeding projections and the resulting increase in shareholder’s equity at the time of the closing of the acquisition, the GAAP book value at Zephyr improved to $78.1 million as of March 21, 2016, effectively lowering the deal multiple on a price-to-book basis despite the adjusted purchase price.

The above description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 2, 2015 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 29, 2015, by and among Heritage Insurance Holdings, Inc., Zephyr Acquisition Company, RM Ocean Harbor Holding, Inc., MP Holdings LLC, certain affiliates of the Sellers and the Sellers’ Representative (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Heritage Insurance Holdings, Inc. on October 2, 2015).

99.1	Press Release dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: March 25, 2016	By:	/s/ Stephen Rohde
	Name:	Stephen Rohde
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of September 29, 2015, by and among Heritage Insurance Holdings, Inc., Zephyr Acquisition Company, RM Ocean Harbor Holding, Inc., MP Holdings LLC, certain affiliates of the Sellers and the Sellers’ Representative (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Heritage Insurance Holdings, Inc. on October 2, 2015).

99.1	Press Release dated March 21, 2016.

4